Exhibit 10.2

FORM OF SHAREHOLDER LOCK-UP AGREEMENT

This SHAREHOLDER LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of February 22, 2026, by and among IQM Finland Oy (Finnish Business ID 2912625-6), a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (the “Company”), Real Asset Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and the shareholder of the Company set forth on Schedule A hereto (the “Shareholder”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in that certain Business Combination Agreement, dated February 22, 2026 (the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), entered into by and among the Company, SPAC, IQM US LLC, a limited liability company incorporated under the laws of Delaware and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), and Eclipse QC S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, rue Eugène Ruppert, L - 2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under registration number B299105 and a direct, wholly owned Subsidiary of the Company (“LuxCo”), pursuant to which, among other things, (i) SPAC will merge with and into Merger Sub, with Merger Sub surviving the Merger as an indirect and wholly owned subsidiary of the Company (the “Merger”) and (ii) immediately prior to the effective time of the Merger, the Company will effect the Company Capital Restructuring;

WHEREAS, the Shareholder is, as of the date of this Agreement, the sole beneficial and legal owner of such number of Pre-Share Split Shares (or any securities convertible into or exercisable or exchangeable for Pre-Share Split Shares) set forth opposite the Shareholder’s name on Schedule A hereto (the “Owned Shares” of the Shareholder; and the Owned Shares and any other Pre-Share Split Shares or Company Ordinary Shares (or any securities convertible into or exercisable or exchangeable for Pre-Share Split Shares or Company Ordinary Shares) acquired by the Shareholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of the Shareholder); and

WHEREAS, in order to induce SPAC and the Company to proceed with the Business Combination and the other transactions contemplated by the Business Combination Agreement, the Company and SPAC have requested that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to the Company and SPAC as follows:

1.1 Corporate Organization. The Shareholder, if an entity, is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

1.2 Due Authorization. The Shareholder, if an entity, has all requisite corporate power and authority, and if an individual, has full legal capacity, right and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Shareholder is an entity, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of the Shareholder is necessary to authorize the execution and delivery of this Agreement or the Shareholder’s performance hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

1.3 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of the Shareholder is required to be obtained or made in connection with the execution, delivery or performance by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Shareholder of its obligations under this Agreement.

1.4 No-Conflict. The execution, delivery and performance by the Shareholder of this Agreement do not and will not (a) if the Shareholder is an entity, contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of the Shareholder, (b) contravene or conflict with or result in a violation of any provision of any Law or Governmental Order binding upon or applicable to the Shareholder or any of the Shareholder’s properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, or (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Shareholder, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Shareholder of the Shareholder’s obligations under this Agreement.

1.5 Subject Shares. The Shareholder is the sole legal and beneficial owner of the Shareholder’s Subject Shares, and all such Subject Shares are owned by the Shareholder free and clear of all Encumbrances, other than Encumbrances pursuant to this Agreement, the other Transaction Documents, the Company Articles of Association, the Company Shareholders’ Agreements, or any applicable securities Laws. The Shareholder does not legally or beneficially own any shares (or any securities convertible into or exercisable or exchangeable for shares) of the Company other than the Subject Shares.

1.6 Acknowledgement. The Shareholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

1.7 Absence of Litigation. With respect to the Shareholder, as of the date hereof, there is no Action pending against, or, to the knowledge of the Shareholder, threatened against, the Shareholder or any of the Shareholder’s properties or assets (including the Shareholder’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Shareholder to perform the Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

1.8 Adequate Information. The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement, and has independently and without reliance upon SPAC or the Company and based on such information as the Shareholder has deemed appropriate, made its (or his or her) own analysis and decision to enter into this Agreement. The Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, with respect to this Agreement, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the Business Combination Agreement, it being acknowledged that the Company has made representations and warranties in connection with those certain Transaction Documents, to which the Shareholder is a party, entered substantially concurrently herewith. The Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Shareholder are irrevocable and shall only terminate pursuant to Section 2.4 hereof.

1.9 Additional Representations and Warranties of Individual Shareholder. The Shareholder, if an individual, (a) is not a minor, and is of full age and sound mind; and (b) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE II

Agreement Not to Transfer; Certain Other Covenants of the Shareholder

The Shareholder covenants and agrees during the term of this Agreement as follows:

2.1 No Transfer. From the date of this Agreement until the date of termination of this Agreement, the Shareholder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, mortgage, charge, assign by way of security, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (other than any Subject Shares issued to Shareholder in the PIPE Financing), whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in the Business Combination Agreement or other Transaction Documents, (iii) take any action that would reasonably be expected to make any representation or warranty of the Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling the Shareholder from performing its (or his or her) obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Shareholder may make Transfers of the Subject Shares (A) pursuant to this Agreement, (B) prior to the Closing, upon the consent of the Company and SPAC, and following the Closing, upon the consent of the Company Board, and (C) if the Shareholder is an entity, by virtue of the Shareholder’s Organizational Documents upon liquidation or dissolution of the Shareholder, so long as, in each case of clauses (A) through (C), the power to fulfill the Shareholder’s obligations under this Agreement and the Business Combination Agreement is not relinquished and prior to and as a condition to the effectiveness of any such Transfer, such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC prior to the Closing, and to the Company Board following the Closing, agreeing to be bound by this Agreement to the same extent as the Shareholder was with respect to such transferred Subject Shares. Any action attempted to be taken in violation of the preceding sentence will be null and void. The Shareholder agrees with, and covenants to, the Company and SPAC that the Shareholder shall not request the Company to register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares in violation of this Section 2.1.

2.2 New Shares. In the event that (i) prior to the Closing (a) any Pre-Share Split Shares or other securities of the Company are issued to the Shareholder, including, without limitation, pursuant to the Company Capital Restructuring or any other share dividend or distribution, or any change in any of the Pre-Share Split Shares or other share capital of the Company by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, or (b) the Shareholder acquires legal or beneficial ownership of any Pre-Share Split Shares and/or Company Ordinary Shares after the date of this Agreement, including upon exercise of Company Options or Company Series B Warrants (collectively, the “New Securities”), or (ii) in connection with or following the Closing, the Shareholder receives any ADSs in respect of any of the Subject Shares or New Securities (the “Subject ADSs”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities and Subject ADSs (including all such dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

2.3 Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, during the Lock-Up Period (as defined below), the Shareholder agrees not to Transfer any Locked-Up Securities (as defined below) held by the Shareholder. The foregoing limitations shall remain in full force and effect from the date of this Agreement until the earlier of (A) one year after the Closing and (B) subsequent to the Closing, (x) the date on which the last sale price of the ADSs equals or exceeds $12.00 per ADS (as adjusted for share sub-divisions, share dividends, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing at least 150 days after the Closing, or (y) the date on which the Company completes a Change of Control Transaction (such period, the “Lock-Up Period”) with respect to all the Locked-Up Securities. For purposes of this Section 2.3, “Locked-Up Securities” means any Subject Shares held by the Shareholder or issued to Shareholder in connection with the Business Combination, other than any Subject Shares issued to Shareholder in the PIPE Financing. For purposes of this Section 2.3, “Trading Day” shall mean any day on which the ADSs are actually traded on the principal securities exchange or securities market on which the ADSs are then traded.

(b) The restrictions set forth in Section 2.3(a) (the “Lock-Up Restrictions”) shall not apply to:

(i) in the case of an entity, Transfers to (A) such entity’s officers, directors or members or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii) in the case of an individual, Transfers (A) pursuant to a bona fide gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization or (B) for estate planning purposes;

(iii) in the case of an individual, Transfers by will, testamentary documents or virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce settlement, divorce decree or separation agreement;

(v) in the case of an individual, Transfers to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi) in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust;

(vii) in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s Organizational Documents upon dissolution of the entity;

(viii) pledges of Locked-Up Securities to a financial institution that create a mere security interest in such Locked-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as Shareholder continues to control the exercise of voting rights of such pledged Locked-Up Securities as well as any foreclosures on such pledged Locked-Up Securities, and provided further, that during the Lock-Up Period such financial institution shall not be permitted to foreclose upon such Locked-Up Securities or otherwise be entitled to enforce its rights or remedies with respect to the Locked-Up Securities, including, without limitation, the right to vote, transfer or take title to or ownership of such Locked-Up Securities;

(ix) transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(x) the exercise of any options or warrants to purchase Pre-Share Split Shares or Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), provided that any Company Ordinary Shares received upon such exercise shall be subject to the terms of this Agreement;

(xi) Transfers to satisfy Tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xii) Transfers to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

(xiii) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Securities shall be made by the Shareholder pursuant to such Trading Plan during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period;

(xiv) Transfers into any pro rata redemption or share buyback offer by the Company or its affiliates which is made on identical terms to all of the Company’s shareholders and/or Pre-Share Split Shares or Company Ordinary Shares (or any securities convertible into or exercisable or exchangeable for Pre-Share Split Shares or Company Ordinary Shares); and

(xv) Transfers made in connection with a liquidation, merger, share exchange, reorganization, tender offer approved by the Company Board or a duly authorized committee thereof or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date;

provided, however, that in the case of clauses (i)-(iii) and (v)-(viii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in this agreement shall continue to expressly refer only to the immediate family of the initial Shareholder and not to the immediate family of the permitted transferee), agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, (A) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and (B) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

(c) For the avoidance of doubt, the Shareholder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Securities or receive any dividends or distributions thereon.

(d) For the avoidance of doubt, the Lock-Up Restrictions do not apply to any Pre-Share Split Shares or Company Ordinary Shares (or any securities convertible into or exercisable or exchangeable for Pre-Share Split Shares or Company Ordinary Shares) acquired by the Shareholder’s immediate family or affiliate otherwise than from the Shareholder.

(e) In furtherance of the foregoing, the Company, and any duly appointed transfer agent (or equivalent) for the registration or transfer of the Locked-Up Securities, are hereby authorized to (i) decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions, and (ii) take any and all action the Company and any duly appointed transfer agent (or equivalent) deems desirable in order to give effect to this Agreement, including the registration of transfer restrictions in the book-entry system of Euroclear Finland Oy.

2.4 Termination. This Agreement shall terminate upon the earlier of (i) the date on which Shareholder no longer holds Locked Up-Securities, (ii) the date the Lock-Up Period is no longer in effect, and (iii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

2.5 Existing Shareholders Agreement. The Shareholder and the Company hereby agrees that, in accordance with the terms thereof, (i) the Company Shareholders’ Agreements, (ii) any rights of such Shareholder under the Company Shareholders’ Agreements and (iii) any rights under any other agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the Company Shareholders, shall be terminated effective as of the Merger Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any of the Shareholder or the Company, and neither the Company, the Shareholder, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations thereunder and the Shareholder and the Company hereby releases in full any and all claims with respect thereto with effect on and from the Merger Effective Time. Notwithstanding the foregoing, the termination of the Company Shareholders’ Agreements does not release any party from any liability under any obligation pursuant to the Company Shareholders’ Agreements, which at the time thereof has already fallen due for performance or any prior breach of the Company Shareholders’ Agreements. The Company Shareholders’ Agreements remain binding after the termination with respect to all parties to the extent the context so requires in order to safeguard the rights of the parties and the exercise of the provisions agreed upon in the Company Shareholders’ Agreements. In particular, the sections regarding intellectual property rights, confidentiality, non-competition and non-solicitation, and certain other provisions survive the termination of the Company Shareholders’ Agreements. The confidentiality obligations survive the termination of the Company Shareholders’ Agreements for a period of 24 months, while the non-competition and non-solicitation obligation survives the termination for a period of 12 months.

ARTICLE III

General Provisions

3.1 [Reserved].

3.2 Notice. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the Company and SPAC in accordance with Section 11.3 of the Business Combination Agreement and to the Shareholder at the address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting.

3.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares in accordance with the terms of this Agreement, transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its (or his or her) obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Subject Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

3.5 Governing Law. This Agreement is governed by and construed in accordance with the laws of Finland without regard to its principles of private international law or conflict of laws rules.

3.6 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY THEREOF, SHALL BE FINALLY SETTLED BY ARBITRATION IN ACCORDANCE WITH THE ARBITRATION RULES OF THE FINLAND CHAMBER OF COMMERCE BY ONE ARBITRATOR. THE SEAT OF ARBITRATION SHALL BE HELSINKI, FINLAND. THE LANGUAGE OF THE ARBITRATION SHALL BE ENGLISH.

3.7 Enforcement. The Shareholder agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Shareholder does not perform its obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Shareholder acknowledges and agrees that (i) the Company and SPAC shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 2.4, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. The Shareholder agrees that it will not allege and hereby waives the defense, that the Company or SPAC have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Shareholder acknowledges and agrees that the Company and SPAC shall not be required to provide any bond or other security in connection with any such injunction.

3.8 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

3.9 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders or shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents, representatives or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder or shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent, representative or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, nothing herein shall limit the liability of any party for fraud committed by such party.

3.10 Shareholder Release. The Shareholder, on the Shareholder’s own behalf and on behalf of each of the Shareholder’s Affiliates and each of the Shareholder’s and the Shareholder’s Affiliates’ successors, assigns and executors (each, a “Shareholder Releasor”), effective as at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Shareholder Releasee”), from (x) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Merger Effective Time to such Shareholder Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Shareholder Releasor has prior to or as of the Merger Effective Time, against any Shareholder Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time, in each case solely to the extent that it arises out of, or is related to, (A) such Shareholder Releasor’s ownership of equity or debt interests in the Company prior to the Merger Effective Time (including any and all claims such Shareholder Releasor may have against the Shareholder Releasees in such Shareholder Releasor’s capacity as a securityholder or a debtholder of the Company) and (B) the organization, management or operation of the businesses of the Company relating to any matter, occurrence, action, failure to act, omission or activity prior to the Merger Effective Time, in each case, solely in such Shareholder Releasor’s capacity as an equity or debt securityholder; provided, however, that nothing contained in this Section 3.10 shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement, the other Transaction Documents (including the relevant Voting and Support Agreement) or the Company Articles of Association, (ii) for indemnification or contribution, in any Shareholder Releasor’s capacity as an officer or director of the Company, (iii) arising under any then-existing insurance policy of the Company, (iv) for any claim for fraud, or (v) that are preserved pursuant to Section 2.5 of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

IQM Finland Oy

By:
Name:
Title:

[Signature Page to Shareholder Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Real Asset Acquisition Corp.

By:
Name:
Title:

[Signature Page to Shareholder Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

[Shareholder]

By:
Name:
Title:

[Signature Page to Shareholder Lock-Up Agreement]